                                                                    Exhibit 10.3

[DELL FINANCIAL SERVICES LOGO]
                                                                     NO. 7345913
                                                          EFFECTIVE DATE:
                                                                         -------
                             MASTER LEASE AGREEMENT


LESSOR: DELL FINANCIAL SERVICES L.P.                                            LESSEE:       SCREAMING MEDIA.NET, INC.
                                                                                              -------------------------
Mailing Address:                          Payment Address:                                    Address:
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PO Box 811550                             PO Box 99355                                        55 Broad Street
                                                                                              ---------------
Chicago, Illinois                         Chicago, Illinois                                   New York, New York
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60681-1550                                60693                                               10004
                                                                                              -----
Fax:                                      Fax:                                                Fax: 212-809-0077
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Attention:                                Attention:                                          Attention: Roy Boling
           ----------------                          ----------------                                    -----------

This Master Lease Agreement (this "Agreement"), dated to be effective as of the Effective Date set forth above, is between the Lessor and Lessee named above.

1. LEASE.

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Products described in any lease schedule subject to this Agreement (each a "Schedule") executed by Lessee and Lessor from time to time in the form attached to this Agreement as Exhibit A. The provisions hereof shall govern each Schedule and each Schedule shall constitute a separate lease of Products (a "Lease"). Except as may be specifically provided otherwise in this Agreement, in the event of any conflict between the terms of any Schedule and the terms of this Agreement, the terms of the Schedule shall prevail. All rights to the Products not specifically granted to Lessee in this Agreement or in a Schedule are reserved by Lessor.

2. ACCEPTANCE; COMMENCEMENT DATE AND TERM

(a) Subject to any right of return provided by any Seller or Licensor of the Products, all Products shall be deemed to have been irrevocably accepted by Lessee ("Acceptance") upon the expiration of the 10th day following the date the Products are shipped (the "Acceptance Date") unless Lessee rejects such Products by written notice to Lessor before the expiration of such period. For Products with Acceptance Dates from the 16th day of a calendar month through the 15th day of the next calendar month, Lessor shall send to Lessee one or more Schedules specifying the terms of the lease of such Products. On or before the later of
(a) the relevant Acceptance Date of the Product or (b) the 5th day after Lessee's receipt of such Schedules, Lessee agrees to review such Schedules and, with respect thereto, (i) sign and promptly return them to Lessor within 5 days of receipt or (ii) provide to Lessor a bona fide written objection regarding such Schedules. If the Lessee fails to comply with the prior sentence, Lessor may require the Lessee to purchase the Products at the Total Product Acquisition Cost set forth on the Schedules, plus any shipping charges, Taxes or Duties and interest at the Overdue Rate accruing from the date the Products are shipped through the date of payment. (b) Each Lease shall have a primary term (the "Primary Term") for the number of months set forth in the Schedule. The Primary Term for each Lease shall begin on the date set forth on the Schedule as the Commencement Date (the "Commencement Date"). The period beginning on the Acceptance Date and ending on the last day of the Primary Term, together with any renewals or extensions thereof, is defined as the "Lease Term". Each Lease of Products shall become effective as of the applicable Acceptance Date and shall continue for the Lease Term and shall be non-cancelable by Lessee.

3. RENT; PAYMENT OBLIGATION.

(a) The amount of the rental payments ("Rent"), and the payment thereof, with respect to the Lease of any Product hereunder, shall be as provided in the applicable Schedule, Rent shall be due and payable as stated in the relevant Schedule starting on the Commencement Date; provided, however, that added to the first payment of Rent shall be a prorated portion of Rent calculated based on a 30-day month, 90-day quarter or 360-day year (as appropriate) for the period from the Acceptance Date to the Commencement Date. All Rent and other amounts due and payable under this Agreement or any Schedule shall be paid to Lessor in lawful funds of the United States of America at the payment address for Lessor set forth above or at such other address as Lessor may designate from time to time. Whenever Rent and other amounts payable under this Agreement are not paid when due, Lessee shall pay interest on such amounts at the Overdue Rate (or the maximum interest rate legally permissible whichever is less). Rent shall be due and payable whether or not Lessee has received any notice that such Rent is due.

(b) EACH LEASE SHALL BE A NET LEASE, and any Rent or other amounts set forth in this Agreement or any Schedule shall not include insurance, handling costs, shipping or other transportation costs (except as may be specifically provided in any Schedule); or sales, use, excise, purchase, property, added value or other taxes, fees, levies or assessments, or (to the extent Lessor may consent to Lessee's transfer of any Products to Per sons outside the United States) customs duties or surcharges on imports or exports (collectively, "Taxes or Duties"), with respect to the Products, this Agreement or any Lease, all of which shall be paid directly by or charged to the account of Lessee. If Lessee claims eligibility for exemption from any tax, it shall provide Lessor with a tax exemption certificate acceptable to the relevant taxing authority prior to Lessor's payment of such tax. Any such Tax or Duty Lessor may be required to collect or pay (other than taxes based on the income of Lessor) shall be paid by Lessee and, if not specifically set forth in this Agreement or the applicable Schedule as payable concurrently with the payment of Rent, shall be due and payable to Lessor on demand.

(c) LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER AMOUNTS WHEN DUE AND TO OTHERWISE PERFORM AS REQUIRED UNDER THIS AGREEMENT OR ANY SCHEDULE SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTER CLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON WHATSOEVER WHETHER ARISING OUT OF ANY CLAIMS BY LESSEE AGAINST LESSOR, THE SUPPLIER OR MANUFACTURER OF THE PRODUCTS, TOTAL OR PARTIAL LOSS OF THE PRODUCTS OR THEIR USE OR POSSESSION, OR OTHERWISE. If any Product is unsatisfactory for any reason, Lessee shall make its claim solely against the Seller or Licensor of such Product and shall, nevertheless, pay Lessor or its assignee all amounts due and payable under the Lease.

4. LICENSED MATERIALS

This Agreement or any Schedule does not grant any right, title or interest in or to that portion of any Products constituting or containing Software or Documentation (collectively, "Licensed Materials"). Any rights that Lessee may have with respect to Licensed Materials shall arise only pursuant to license agreements between Lessee and the licensor(s) of such Licensed Materials (collectively, the licensors") which license agreements (the "Licenses") may be concerned within the packaging associated with the Products. All title to and ownership of the Licensed Materials (together with all rights in patents, copyrights, trade secrets and other intellectual property rights applicable thereto) are and shall remain with the Licensors during and after the term of this Agreement. Any use of the terms "sell," "purchase," "license," "lease," and the like in this Agreement or any Schedule with respect to Licensed Materials shall be interpreted in accordance with this Section 4.



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5. PERFORMANCE BY LESSOR.

Lessor shall have the right to accept or reject in Lessor's sole discretion any request by Lessee for the leasing of Products under this Agreement. Each Schedule shall be binding upon Lessor and Lessee from the date it is accepted and executed by Lessee and accepted by Lessor in its sole discretion. Lessor shall have no obligations with regard to any Schedule unless Lessor receives clear and unencumbered title to the Products (excluding Licensed Materials) either through an assignment of Lessee's rights and interests in the Products, or otherwise. In the event Lessor has not received such title prior to the Commencement Date of the applicable Schedule, Lessor may terminate its obligations hereunder, and reassign all rights and obligations with respect to the Products to Lessee without recourse or warranty. Lessee shall thereafter promptly reimburse Lessor for all expenses and other amounts incurred by Lessor with respect to such Products and transaction, plus interest from the date such amounts were disbursed by Lessor through the date such amounts are reimbursed by Lessee at the Overdue Rate.

6. USE; LOCATION; INSPECTION.

Lessee shall be solely responsible for unpacking and installing the Products. Lessee agrees to comply with all terms and conditions of any Licenses and shall possess and operate the Products only (i) in accordance with the Documentation and Applicable Laws (including intellectual property laws): and (ii) for the internal business purposes of Lessee and not for any other use or disposition. Lessee agrees not to move Products from the locations set forth in the related Schedule without providing Lessor with at least 30 days prior written notice, and then only to a location within the United States; provided, however, Lessee may temporarily move from such location any such Products which are designated "mobile equipment" on the applicable Schedule without notice to Lessor to a location within or outside the United States so long as, while they are outside the United States, they are used in compliance with the United States Export Control Administration Act of 1979 and the Export Administration Act of 1985, as those Acts are amended from time to time (or any successor or similar legislation). Lessee shall be responsible for all costs and expenses in connection with such relocation, including those incurred by Lessor in the protection of its interests in the Products. Provided Lessor complies with Lessee's reasonable security requirements, Lessee shall allow lessor to inspect the premises where the Products are located from time to time during reasonable hours after reasonable notice in order to confirm Lessee's compliance with its obligations under this Agreement and shall correct any deficiencies promptly upon notice from Lessor.

7. RETURN.

At the expiration of the Lease Term for any Product or earlier termination of each Lease, Lessee agrees (i) unless otherwise provided by the applicable License(s), to terminate its use of all Licensed Materials provided to Lessee under the Lease or assign to Lessor all of Lessee's rights under the applicable License(s): and (ii) to terminate its use of, and return to Lessor at a place within the contiguous United States designated by Lessor, all Products leased to Lessee under the Lease. Lessee agrees to package the Products for return in a manner which will protect them from damage and pay for the cost of transporting the Products 500 miles from the original shipment location. If Products are not returned in the condition required by this Section, Lessee shall promptly reimburse Lessor for all costs and expenses of refurbishing Products. If Lessee fails to return all of the Products at the expiration of any applicable Term, Lessee shall promptly pay the estimated in-place fair market value for such Products as determined by Lessor.

8. RISK OF LOSS; MAINTENANCE.

Lessee assumes all risk of loss or damage to Products from the time such Products are either (i) delivered to a carrier for shipment to Lessee if Lessee or a third party arranges for their shipment or (ii) delivered to Lessee (if shipment is arranged by Lessor, Dell Computer Corporation or their Affiliates) until their return to Lessor. Lessee agrees to maintain the Products in good operating condition and appearance (ordinary wear and tear excepted), in compliance with requirements necessary to enforce all Product warranty rights and agrees to promptly repair any repairable damage. During the Lease Term, Lessee shall ensure that each Product is covered by a maintenance agreement (if available) from the manufacturer of such Product or another Person that is reasonably acceptable to Lessor or, upon Lessor's prior written approval, Lessee may self-maintain the Products in accordance with the standards set forth in this section. If the Products are lost, stolen, destroyed, damaged beyond repair or in the event of any condemnation, confiscation, seizure or expropriation of such Products ("Casually Products"), Lessee shall promptly (i) notify Lessor of the same and (ii) pay to Lessor the Stipulated Loss Value for the Casualty Products.

9. ALTERATIONS.

Lessee shall, at its expense, make such alterations to Products during the Lease Term as legally required or made available to Lessee by the Seller. Lessee may make other alterations, additions or improvements to Products provided they do not violate any License or decrease the value or utility of Products and are readily removable. Lessee may at its own expense, remove any such alteration, addition or improvement at the expiration of the relevant Lease Term provided Lessee shall restore the Products to their original configuration and repair any resulting damage to Products. Any alteration, addition or improvement that is not removed by Lessee as provided above shall become the property of Lessor upon the Products' return, free and clear of all liens and encumbrances.

10. INSURANCE.

Lessee shall obtain and maintain at its own expense, from the date risk of loss passes to Lessee hereunder until all of Lessee's obligations under the related Lease have been performed in full, (a) insurance against loss, theft, destruction of, or damage to the Products in an amount not less than the full replacement value thereof, with Lessor named as a loss payee thereunder, and (b) such public liability and property damage insurance as is customarily maintained by prudent operators of similar businesses, with Lessor named as an additional insured thereunder. Lessee shall, at Lessor's request, deliver certificate(s) of such insurance to Lessor, and shall require that the carrier(s) of all such insurance give Lessor not less than ten (10) days prior written notice of any change to or cancellation of the related policies. If the proceeds received by Lessor from such insurance are less than the Stipulated Loss Value for Casualty Products, Lessee shall pay to Lessor the amount of such deficiency. Notwithstanding anything to the contrary contained herein, Lessee may, upon Lessor's prior written approval, self-insure in accordance with the standards set forth above.

11. REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE.

Lessee represents, warrants and covenants to lessor at the time lessee enters into this Agreement and each Schedule that

(a) Lessee is an entity duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and in all jurisdictions with respect to which its ownership or its conduct of business or leasing of property requires it to be so qualified; has full power and authority to execute, deliver, and perform under this Agreement and each Schedule;

(b) The execution and delivery by Lessee of the Documents have been duly authorized by all necessary corporate or other action on the part of Lessee, and have been duly executed and delivered on Lessee's behalf by Persons duly authorized in that regard, and constitute the legal, valid and binding agreements of Lessee, enforceable against Lessee in accordance with their respective terms (subject to applicable bankruptcy and other similar laws);

(c) The execution and delivery of and performance under any of the Documents to which Lessee is a party do not and shall not result in a breach of, constitute a default under, contravene any provision of, or result in the creation of any lien on or in any property or assets of Lessee pursuant to any documents pursuant to which Lessee is organized or operates, or any agreement, indenture or other instrument to which Lessee is a party or by which Lessee or any of its property or assets may be bound or affected;

(d) There is no action, suit or proceeding pending or, to the knowledge of Lessee, threatened in any court or tribunal or before any competent authority against Lessee or any of its property or assets which challenges any Documents or any of the transactions contemplated hereunder or which may have a material adverse effect on the financial condition or business of Lessee; and

(e) The financial statements and other information furnished and to be furnished to Lessor by Lessee are and shall be true and correct in all material respects.



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If any Person guarantees payment or performance by Lessee of any liabilities or obligations of Lessee under this Agreement or any Schedule (a "Guarantor"), the preceding representations, warranties and covenants shall be deemed to be made by Lessee on behalf of such Guarantor as well as Lessee as if such Guarantor was named in addition to Lessee therein.

12. WARRANTY ASSIGNMENT; EXCLUSION OF WARRANTIES; LIMITATIONS ON LIABILITY; FINANCE LEASE.

(a) Provided no Event of Default has occurred and is continuing hereunder, Lessor assigns to Lessee the benefit of any warranty or right of return provided by any Seller until such time as the Lease of such Product to Lessee has terminated or expired.

(b) LESSEE ACKNOWLEDGES THAT LESSOR DID NOT SELECT, MANUFACTURE, SUPPLY OR LICENSE ANY PRODUCT AND THAT LESSEE HAS MADE THE SELECTION OF PRODUCTS BASED UPON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY LESSOR OR ITS AGENTS. LESSEE FURTHER ACKNOWLEDGES THAT NEITHER THE SELLER NOR LICENSOR OF THE PRODUCTS (INCLUDING THE SALESPERSONS OF ANY OF THEM) IS AN
AGENT OF LESSOR (EVEN IF AFFILIATED WITH LESSOR). NOR ARE THEY AUTHORIZED TO WAIVE OR ALTER ANY TERMS OF THIS AGREEMENT NOR ANY LEASE. LESSOR LEASES THE PRODUCTS AS IS AND MAKES NO WARRANTY, EXPRESS, IMPLIED, OR OTHERWISE, INCLUDING ANY WARRANTIES OF DESIGN, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, ANY WARRANTIES OF TITLE OR AGAINST INFRINGEMENT, OR ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED BY LESSOR. LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT) IT MIGHT HAVE AGAINST LESSOR OR ITS ASSIGNEE FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY OR WITH RESPECT TO ANY PRODUCTS.

(c) IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SCHEDULE OR THE SALE, LEASE OR USE OF ANY PRODUCTS INCLUDING INTERRUPTION OF SERVICE, LOSS OF DATA, LOSS OF REVENUE OR PROFIT, LOSS OF TIME OR BUSINESS, OR ANY SIMILAR LOSS, EVEN IF LESSOR IS ADVISED IN ADVANCE OF THE POSSIBILITY OR CERTAINTY OF SUCH DAMAGES AND EVEN IF LESSEE ASSERTS OR ESTABLISHES A FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED IN THIS AGREEMENT.

(d) Lessee agrees that it is the intent of both parties that each Lease qualify as a statutory finance lease under Article 2A of the Uniform Commercial Code. Lessee acknowledges either (i) that Lessee has reviewed and approved any written supply contract covering the Products purchased from the Seller thereof for lease to Lessee or (ii) that Lessor has informed or advised Lessee, in writing, either previously or by this Agreement, that Lessee may have rights under the supply contract evidencing the purchase of the Products and that Lessee should contact the Seller for a description of any such rights. To the fullest extent permitted by applicable law, Lessee hereby waives all rights and remedies conferred upon a Lessee by Article 2A.

13. EVENTS OF DEFAULT.

It shall be an event of default hereunder and under any Schedule ("Event of Default") if:

(a) Lessee fails to pay any Rent or other amounts payable under this Agreement or any Schedule within 15 days after its due date;

(b) Any representation or warranty made by Lessee or any Guarantor to Lessor under, or in Connection with entering into this Agreement, any Schedule or any other Document is at the time made materially untrue or incorrect;

(c) Lessee fails to comply with any other obligation or provision of this Agreement or any Schedule and such failure shall have continued for 30 days after notice from Lessor;

(d) Lessee or any Guarantor becomes insolvent or bankrupt, admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or Lessee or any Guarantor applies for or consents to the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property or such receiver, trustee or similar officer is appointed without its consent); or Lessee or any Guarantor Institutes any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or any such proceeding is instituted against Lessee or any Guarantor and is not dismissed within 60 days: or any judgment, writ, warrant or attachment or execution of similar process is issued or levied against a substantial part of the property of Lessee or any Guarantor and remains unsatisfied for 60 days;

(e) Lessee or any Guarantor dissolves, liquidates or otherwise terminates its existence as an entity, or consolidates with or merges with or into any entity, or sells, leases or otherwise disposes of all or substantially all of its assets, or incurs a substantial amount of indebtedness other than in the ordinary course of its business, or engages in a leveraged buy-out or any other form of corporate reorganization, in each case whether in a single transaction or in a series of related transactions, UNLESS in each case and before the event in question, either (i) Lessor, based on written confirmation from such party, is reasonably satisfied that such party's financial condition and credit standing shall not be impaired by the event, or (ii) such party's obligations under this Agreement, each Schedule and any Guaranty are assumed or guaranteed in a manner reasonably satisfactory to Lessor by an entity having in Lessor's good faith opinion at least as good financial condition and credit standing as those of such party immediately before the event:

(f) Lessee does or permits to occur any act which may in the reasonable opinion of Lessor materially lessen the value of any Products or Lessor's interest therein or increase the risk thereto; or

(g) Lessee or any Guarantor is in default under any other lease, contract, agreement or obligation now existing or hereafter entered into with Lessor or any Affiliate of Lessor whether Such party is bound alone or with others.

14. REMEDIES; TERMINATION.

(a)  Upon an Event of Default, Lessor may:

         (i) require Lessee to return any or all Products as provided in
Section 7;
         (ii) without further notice, take possession of any or all Products ("Repossession") and for such purpose Lessee hereby (A) shall, if requested by Lessor, assemble the Products and deliver them to a location designated by Lessor and (B) grants Lessor the right to enter the premises where such Products are located for the purpose of Repossession;
         (iii) terminate this Agreement and/or any or all Schedules;
         (iv) without terminating or being deemed to have terminated this Agreement or any Schedule, sell, lease or otherwise dispose of any or all Products (as agent and attorney-in-fact for Lessee to the extent necessary) upon such terms and in such manner (at public or private sale) as Lessor deems advisable in its sole discretion ("Disposition"); or
         (v) declare immediately due and payable as a pre-estimate of liquidated dam ages for loss of bargain and not as a penalty, the Stipulated Loss Value of the Products in lieu of any further Rent, in which event Lessee Shall pay such amount to Lessor within 10 days after the date of Lessor's demand.

(b) Upon termination of this Agreement or termination or expiration of any Schedule, all right, title and interest of Lessee in or to the use of the Products subject to the terminated Schedule(s) shall absolutely cease and Lessee shall return any and all such Products In accordance with Lessor's instructions. Termination or expiration of one or more of the Schedules shall not in and of itself constitute termination of this Agreement.

(c) Lessee shall pay all costs arising or incurred by Lessor as a result of an Event of Default by Lessee or any Guarantor, including reasonable legal fees and expenses, and all Costs related to the Repossession, transportation, refurbishing, storage and Disposition of any or all Products ("Default Expenses"). In the event Lessor recovers proceeds (net of Default Expenses) from its Disposition of the Products, Lessor shall credit such Proceeds against the Stipulated Loss Value owed by Lessee under Section 14(a)(v). Lessee shall remain liable to Lessor for any deficiency. If the proceeds of the Disposition (net of Default Expenses) exceed the Stipulated Loss Value, or Lessee has paid the Stipulated Loss Value, Default Expenses and any other amounts owing, Lessee shall be entitled to such excess.



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(d) All rights of Lessor are cumulative and not alternative and may be exercised by Lessor separately or together. In addition to the rights of Lessor specifically set forth in this Agreement or any Schedule, Lessor shall be entitled to any other appropriate order or remedy available by contract, at law or in equity.

15. QUIET ENJOYMENT.

Lessor shall not interfere with Lessee's right to possession and quiet enjoyment of Products during the relevant Lease Term, provided no Event of Default has occurred or is continuing.

16. INDEMNIFICATION.

Lessee shall indemnify, defend and hold Lessor, its assignees, and their respective officers, directors, employees, representatives and agents harmless from and against, all claims, demands, damages, losses, liabilities, actions, costs or expenses, including reasonable legal fees and expenses (collectively, "Claims"), arising from or incurred in connection with this Agreement, any Schedule, or the selection, manufacture, acquisition, possession, ownership, use, maintenance, condition, return or operation of any Products (including Claims for personal injury or death and for damage to property, Claims related to patent, copyright or trademark infringement and Claims related to any subsequent use or disposition by Lessor, Lessor's Affiliates or any of their respective successors or assigns of any Products resulting from such Products containing any data or other materials of Lessee or any third party), and regardless of the form of action (including negligence, tort and strict liability). This indemnity shall not extend to any loss caused solely by the negligence or willful misconduct of Lessor. Lessee shall assume the defense of such Claim at its expense and pay any amount in settlement and all costs and damages awarded against or incurred by Lessor or any other Person indemnified hereunder; provided, however, that any Person indemnified hereunder shall have the right to participate in the defense of such Claim with counsel of its choice and at its expense and to approve any such settlement (such approval not to be unreasonably withheld or delayed), Lessee shall keep Lessor informed at all times as to the status of Lessee's efforts and consult with Lessor concerning its efforts.

17. OWNERSHIP LIENS AND ENCUMBRANCES; LABELS.

As between Lessor and Lessee, title to the Products (other than any Licensed Materials) is and shall remain in Lessor. During the relevant Lease Term, Products shall be and remain movable, personal property and Lessee agrees to take all action necessary or reasonably requested by Lessor to ensure that Products retain such status. Lessee shall, at Lessee's expense, keep Products free and clear of liens, security interests, attachments, seizures and encumbrances of any kind (except those arising hereunder or solely through the acts of Lessor) and shall immediately notify Lessor if any Person attempts to claim ownership of, a lien against, or any other interest in, or bring any legal process with respect to, any of the Products. Lessee shall affix if Lessor so requires plates, labels, or other markings upon Products (other than any Licensed Materials) indicating Lessor as the owner.

18. REMEDYING DEFAULTS.

If Lessee shall fail to perform or comply with any, of Lessee's obligations hereunder or under any Schedule, Lessor in its discretion may do all such reasonable acts and make all such reasonable disbursements as may be necessary to itself perform, or cause performance of or compliance with, such obligations, without the same constituting a waiver of such obligations or certainty any obligation or liability on the part of Lessor either to remedy any other failure to perform or comply or to take any other action whatsoever and any disbursements so made shall be payable by Lessee on demand, together with interest at the Overdue Rate from the date of disbursement by Lessor to the date of payment by Lessee,

19. NOTICES.

Except as may be specifically provided herein, all notices with respect hereto shall be given in writing and shall be delivered (including delivery by courier, facsimile transmittal, or similar means) or sent by mail, postage prepaid, return receipt requested, addressed to the party for whom intended at the address specified on the first page of this Agreement or at such other address as the intended recipient previously shall have designated by at least 10 days written notice to the other party. Unless otherwise provided in this Agreement, notice shall be effective on the date that it is received or (if mailed as described above) 4 Business Days after the date of mailing.

20. ASSIGNMENT.

(a) NEITHER THIS AGREEMENT, ANY SCHEDULE, OR ANY RIGHT OR OBLIGATION HEREUNDER OR THERE UNDER IS ASSIGNABLE IN WHOLE OR IN PART, WHETHER BY OPERATION OF LAW OR OTHERWISE, BY LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, NOR MAY LESSEE ASSIGN OR SUBLET PRODUCTS WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR. ANY ATTEMPTED ASSIGNMENT OR SUB LETTING WITHOUT LESSOR'S PRIOR WRITTEN CONSENT
SHALL BE VOID AND OF NO FORCE AND EFFECT. Upon Lessor's prior written consent, Lessee may assign or sub lease a Schedule in whole to an Affiliate subject to the following terms: (i) Lessee shall provide to Lessor 30 days prior written notice of the location of the Products and the identity of the subsequent lessee thereof; and (ii) no assignment or sublease shall in any way discharge Lessee's obligations to Lessor under this Agreement or Schedule; and (iii) the terms and conditions of such assignment or sublease shall be subject to Lessor's reason able approval and be expressly subject and subordinate to the terms of this Agreement and the applicable Schedule. Lessee shall assign any of its rights under such sublease or assignment to Lessor (or its assignee) as additional collateral and security for performance of Lessee's obligations hereunder.

(b) Lessor may at any time without notice to Lessee, but subject to the rights of Lessee hereunder, transfer, assign, or grant a security interest in any Product, this Agreement, any Schedule, or any rights hereunder or thereunder (including any Rent or other monies and benefits due or to become due hereunder), In whole or in part. In such event the assignee will have the rights and benefits, but not any of the obligations of Lessor, which obligations shall be retained by Lessor, Lessee agrees that the rights of any such assignee will not be subject to any claims, defenses or setoffs that Lessee may have against Lessor.

(c) This Agreement shall be binding upon and inure to the benefit of Lessor and its successors and assigns and shall be binding upon Lessee and the heirs, executors, administrators, successors and permitted assigns and permitted sublessees of Lessee,

21. SURVIVAL.

All of the representations, warranties, covenants and agreements of Lessee contained in this Agreement or any Schedule shall survive the termination of this Agreement and the expiration or earlier termination of any or all Schedule(s) until all obligations of Lessee under this Agreement and all Schedules have been performed in full; provided, however, that the provisions of Sections 11, 12(b), 12(c), 12(d), and 16 shall continue in full force and effect even after all obligations of Lessee have been performed in full.

22. GOVERNING LAW; JURISDICTION AND VENUE WAIVER OF JURY TRIAL.

THIS AGREEMENT AND EACH SCHEDULE SHALL, BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, U.S.A. (EXCEPT AS OTHERWISE PROVIDED IN SECTION 25(j) REGARDING THE DETERMINATION OF THE MAXIMUM AMOUNT OF TIME PRICE BALANCE DIFFERENTIAL AND INTEREST), EXCLUSIVE OF ANY PROVISIONS OF THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS, THE UNIDROIT INTERNATIONAL CONVENTION ON FINANCIAL LEASING (OTTAWA,
1988) AND WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. LESSEE IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN COOK COUNTY, ILLINOIS, AND WAIVES TO THE FULLEST EXTENT ALLOWED BY LAW ANY OBJECTION TO VENUE IN SUCH COURT, AND FURTHER WAIVES ANY RIGHT TO A TRIAL BY JURY.

23. DEFINITIONS.

In addition to the terms defined elsewhere within this Agreement, the following terms have the following respective meanings for purposes of this Agreement:

Acceptance. Defined in Section 2(a).

Acceptance Date. Defined in Section 2(a).

Affiliate. Any Person that directly or indirectly controls, is controlled by, or is under


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common control with, Lessor or Lessee as the context may require.

Agreement. This Master Lease Agreement

Applicable Laws. All applicable Laws, rules, regulations and orders of any government authority with jurisdiction over a party or over its performance in connection with this Agreement or any Schedule (including Lessee's lease or use of Products hereunder or thereunder).

Business Day. Any day except Saturday, Sunday or a day on which banking institutions are required or authorized by law or other governmental action to be closed in Illinois.

Casualty Products. Defined in Section 8.

Claims. Defined in Section 16.

Commencement Date. Defined in Section 2(b).

Default Expenses. Defined in Section 14(c).

Disposition. Defined in Section 14(a)(iv).

Documents. Defined in Section 11(a).

Documentation. All user guides, driver installation guides, listings, manuals, illustrations, and other written materials or publications that accompany or constitute all or a portion of any Software or other Products or that are provided by or on behalf of any manufacturer, supplier or Licensor of Products to Lessee relating to the installation. operation, sale, support or other use of such Products, and all modifications, additions, supplements. translations, derivative works and full or partial copies of any thereof, regardless of who prepared the same.

Event of Default. Defined in Section 13.

Guarantor. Defined in Section 11.

Lease. Defined in Section 1.

Lease Term. Defined in Section 2(b).

Licensed Materials. Defined in Section 4.

Licenses. Defined in Section 4.

Licensors. Defined in Section 4.

Overdue Rate. A rate equal to the lesser of 1-1/2% per month or the highest rate permitted by applicable law.

Person. Any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, joint stock company, government or department or agency thereof, or other form of association or entity.

Primary Term. Defined in Section 2(b).

Products. All of the computer hardware, software, parts, equipment, accessories, and other products (including any Software or Documentation) that Lessor, in its sole discretion, may from time to time lease or offer for lease to Lessee under this Agreement.

Rent. Defined in Section 3(a).

Repossession. Defined in Section 14 (a)(ii).

Schedule. Defined in Section 1(a).

Software. All software or computer programs that accompany or constitute all or a portion of any Products or are provided by or on behalf of any vendor or Licensor to Lessee with respect to any Products, and all modifications, additions, supplements, translations, derivative works, and full or partial copies of any thereof, regardless of who prepared the same, and code with respect thereto, whether embodied in or contained on magnetic tape, disk, semiconductor device, or any other device or medium.

Seller. Any supplier, manufacturer, vendor or reseller of the Products.

Stipulated Loss Value. With respect to any Product, an amount equal to the sum of (a) all Rent and other amounts then due and owing (including interest at the Overdue Rate from the due date until payment is received) under the Lease, plus
(b) the present value of all future Rent to become due under the Lease during the remainder of the Lease Term, plus (c) the present value of either any end-of-term purchase Option Price for the Product specified in the relevant Schedule or, if no such Option Price is specified in such Schedule, the estimated in-place fair market value at the end of the Lease Term as determined by Lessor. Each of (b) and (c) shall be calculated using the discount rate of the Federal Reserve Bank of Chicago on the Commencement Date of the applicable Schedule.

Taxes or Duties. Defined in Section 3(b).

24. CONSTRUCTION.

The headings used in this Agreement are for convenience only and shall have no legal effect. This Agreement shall be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

25. MISCELLANEOUS.

(a) If more than one Person executes this Agreement or any Schedule as Lessee, their respective liabilities hereunder or thereunder shall be both joint and several, but Lessor shall be fully discharged in respect of any obligation hereunder upon performance of that obligation to any one of them.

(b) Failure of Lessor at any time to require Lessee's performance of any obligation shall not affect the right to require performance of that obligation. No term, condition or provision of this Agreement or any Schedule shall be waived or deemed to have been waived by Lessor unless it is in writing and signed by a duly authorized representative of Lessor. A valid waiver is limited to the specific situation for which it was given.

(c) Lessee shall furnish such financial statements of Lessee and any Guarantor (prepared in accordance with generally accepted accounting principles consistently applied) and other information as Lessor may from time to time reasonably request Lessee shall notify Lessor within 10 days after any material adverse change in Lessee's or any Guarantor's financial condition.

(d) Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the application thereof to any Person or under any circumstances, shall be invalid or unenforceable to any extent under applicable law, and the extent of such invalidity or unenforceablity does not destroy the basis for the bargain between the parties as expressed herein, then
(i) such provision shall be deemed severed from this Agreement with, respect to such party or such circumstance, without invalidating the remainder of this Agreement or the application of such provision to other Persons or circumstances, and (ii) a new provision shall be deemed substituted in lieu of the provision so severed which new provision shall, to the extent possible, accomplish the intent of the parties hereto as evidenced by the provision so severed.

(e) All Lessee's obligations hereunder shall be performed or observed at Lessee's expense.

(f) Lessee shall, upon Lessor's demand, promptly execute, acknowledge, deliver, file, register and record any and all further documents and take any and all other action reasonably requested by Lessor from time to time, for the purpose of fully effectuating the Intent and purposes of this Agreement or any Schedule, and to protect the interests of Lessor, its successors and assigns. The parties intend for each lease to constitute a true lease of Products under the Uniform Commercial Code and all Applicable Laws; if, however, any Lease is determined to be other than a true lease, Lessee grants to Lessor a security interest in the Products and all proceeds thereof. Lessee hereby appoints Lessor as Lessee's agent and attorney-in-fact to execute, deliver and file in the name of Lessee (and Lessee agrees to execute if requested) any financing statements or related filings as Lessor may reasonably deem necessary or appropriate. In addition, Lessor may file a copy of this Agreement or any Schedule In lieu of a financing statement.

(g) Each Schedule may be executed in two manually numbered counterparts. Counterpart number one when executed and delivered and which has the Lessor's original signature or is in Lessor's possession shall constitute chattel paper as that term is defined in the Uniform Commercial Code. To the extent a Schedule constitutes chattel paper, no security interest in such Schedule may be perfected except by the possession of the manually numbered and executed counterpart of such Schedule. If Lessee transmits a Schedule by facsimile, the facsimile copy as received by Lessor shall be binding on Lessee as if it were manually signed, However, no facsimile or other version of a Schedule shall be binding against Lessor until manually signed by Lessor. Lessee agrees that the facsimile version of a Schedule manually signed by Lessor shall constitute the original Lease for all purposes including, without limitation, (i) any hearing, trial or proceeding with respect to such Schedule; (ii) any determination of which version of such Schedule constitutes the single true original item of chattel paper under the Uniform Commercial Code.



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Lessee agrees to deliver both counterparts of Schedule with Lessee's original signature upon Lessor's request.

(h) Lessor and Lessee intend for each Lease to constitute a true lease of products under the Uniform Commercial Code and all applicable law. If, however, any Lease is determined to be a lease intended as security, in no event shall Lessee, by acceleration or prepayment of the unpaid time price balance under the related Schedule or otherwise, be obligated to pay any time price balance differential in excess of the maximum amount permitted by applicable law (and for purposes of this Section the applicable law shall be the law of the state specified in Section 22 or the law of the state where the Products are located, whichever law permits the greater amount). Any acceleration or prepayment of the unpaid time price balance shall be subject to all applicable law, including rebates of unearned charges. If in any event whatsoever Lessor shall receive anything of value under a Lease deemed interest under applicable law which would exceed the maximum amount of interest, the excess amount shall be applied to the reduction of the unpaid time price balance or shall be refunded to Lessee. All sums paid or agreed to be paid by Lessee to Lessor for the use, forbearance or detention of money shall to the fullest extent permitted by applicable law be amortized, prorated arid allocated and spread throughout the full term of the applicable Schedule so that the amount of consideration constituting interest is uniform throughout the term of such Schedule and does not exceed the maximum permitted by applicable law, If any of the provisions of this paragraph conflict with any provision(s) of any ether paragraph of this Agreement, any Schedule, or any provision(s) in any other agreement or course of dealing between Lessor and Lessee, the provisions of this paragraph shall control and govern the interpretation of this Agreement, such Schedule and any such other agreement or course of dealing.

(i) This Agreement and ___ Schedules hereto between Lessor and Lessee and set forth all of the understandings and agreements between the parties supersede and merge all prior written or oral communications, understandings, or agreements between the parties relating to the subject matter contained herein. this Agreement may be amended only in writing signed by Lessor (by a duly authorized representative) and Lessee. Lessee agrees to be bound by the terms of this Agreement arid, to the extent applicable, that the provision concerning a separately signed document pursuant to Uniform Commercial Code Section 2A-208 has been complied with.


EXECUTED by the undersigned on the dates set forth below, to be effective as of the Effective Date.

SCREAMING MEDIA.NET, INC.
"Lessee"

BY: /s/ Alan Ellman
    ----------------------------------------
NAME: Alan Ellman
      --------------------------------------
TITLE: President
       -------------------------------------
DATE: 5/25/99
      --------------------------------------

DELL FINANCIAL SERVICES L.P.
"Lessor"

BY: /s/ Michael Watt
    ----------------------------------------
NAME: MICHAEL WATT
      --------------------------------------
TITLE: CHIEF OPERATING OFFICER
       -------------------------------------
DATE: 6/28/99
      --------------------------------------





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